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Alpha Industries, Inc. and Subsidiaries
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                                   EXHIBIT 11

Computation Of Per Share Data
(In thousands, except per share dollar amounts)


                                                      Fiscal Year Ended
                                              March 30,  March 31,  April 2,
                                                1997       1996       1995
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

Primary Computation

Weighted average number of common
 shares outstanding...........................     9,848    8,367   7,607

Weighted average number of common
 stock equivalents............................        --      388     275
                                                --------  ------- -------

Weighted average number of common shares and
 common share equivalents outstanding.........     9,848    8,755   7,882
                                                ========  ======= =======

Fully Diluted Computation

Weighted average number of common
 shares outstanding...........................     9,848    8,367   7,607

Weighted average number of common
 stock equivalents............................        --      388     287

Weighted average number of common shares and    --------  ------- -------
 common share equivalents outstanding.........     9,848    8,755   7,894
                                                ========  ======= =======

Net income (loss) primary and fully diluted...  $(15,572) $ 3,794 $ 2,847
                                                ========  ======= =======

Net income (loss) per common share primary
 and fully diluted............................  $  (1.58) $   .43 $   .36
                                                ========  ======= =======

Fiscal 1997 does not include common stock equivalents since the effect would have been antidilutive. For fiscal 1996 and 1995 common stock equivalents related to shares issuable under options outstanding did effect the per share amount and, accordingly were included in the computation.


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